Exhibit 99.3

PRECISION DRILLING CORPORATION

OFFER TO EXCHANGE

US$400,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 5.250% SENIOR

NOTES DUE 2024 (74022D AJ9), WHICH HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS

OUTSTANDING 5.250% SENIOR NOTES DUE 2024 (74022D AH3)

February     , 2015

To Our Clients:

Enclosed for your consideration are a Prospectus, dated February , 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”) (and, in the event that you are resident in a province of Canada other than Alberta, a confidential offering memorandum (the “Canadian Offering Memorandum”) of which the Prospectus forms a part), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Precision Drilling Corporation (the “Company”) and certain subsidiaries of the Company (the “Guarantors”), to exchange an aggregate principal amount of up to US$400,000,000 of the Company’s 5.250% Senior Notes due 2024 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.250% Senior Notes due 2024 (the “Outstanding Notes”) in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof in the United States, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. In the event that you are a resident of a province of Canada other than Alberta, the Exchange Notes will be subject to resale restrictions in Canada as described under the heading “Legend on Notes” in the Canadian Offering Memorandum. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes are unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus, the Canadian Offering Memorandum, if applicable, and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Company will, subject to the exercise of its discretion, accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus, the Canadian Offering Memorandum, if applicable, and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON , 2015 (THE “EXPIRATION DATE”), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus, the Canadian Offering Memorandum, if applicable, and Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus, the Canadian Offering Memorandum, if applicable, and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated February     , 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”) (and, in the event that the undersigned is resident in a province of Canada other than Alberta, a confidential offering memorandum (the “Canadian Offering Memorandum”) of which the Prospectus forms a part), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Precision Drilling Corporation (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) to exchange an aggregate principal amount of up to US$400,000,000 of its 5.250% Senior Notes due 2024 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.250% Senior Notes due 2024 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus, the Canadian Offering Memorandum, if applicable, and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company and, in the event that the undersigned is a resident in Canada, the representations, agreements, confirmations and certifications set forth under the heading “Representations of Holders” in the Canadian Offering Memorandum. If a holder of the Outstanding Notes is an affiliate of the Company or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated: , 2015

Signature(s):

Print Name(s):

Address:

(Please include Zip/Postal Code)

Telephone Number
(Please include Area Code)

Tax Identification Number, Social Security Number or Social Insurance Number:

My Account Number With You:

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